INDEPENDENT AUDITORS' CONSENT

To the shareholders and Board of Directors of VITECH AMERICA, INC.


We consent to the incorporation by reference in this Registration Statement of VITECH AMERICA, INC. on Form S-3 of our report dated March 14, 1997 (relating to the financial statements of Microtec Sistemas Industria Comercio S.A.) appearing in the current report on Form 8-K, as amended by Form 8-K/A of VITECH AMERICA, INC.

We also consent to the reference to us under the heading "Experts" in such prospectus which is part of this Registration Statement.


/s/ DELOITTE TOUCH TOHMATSU
---------------------------

November 18, 1997